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                                                                   EXHIBIT 23.1

                                 ARTHUR ANDERSEN LLP

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 20, 1995, regarding Continental Waste Industries, Inc. and of our report dated September 12, 1994, regarding Terre Haute Operations and to all references to our firm included in or made a part of this registration statement.

/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP

Chicago, Illinois,
October 2, 1995